UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street
2nd Floor
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Sale of Veritone One, LLC

On October 17, 2024 (the “Closing Date”), Veritone, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”), by and among the Company, Veritone One, LLC, a wholly-owned subsidiary of the Company (“Veritone One”), and Oxford Buyer, LLC (“Purchaser”), an affiliate of Insignia Capital Group L.P., pursuant to which, among other things, Purchaser acquired from the Company all of the issued and outstanding equity of Veritone One (such transaction, the “Divestiture”) for a total purchase price of up to $104.0 million, subject to purchase price adjustments and the achievement of certain earnout targets as described herein.

On the Closing Date, the Company received cash proceeds of $59.1 million, which reflected the aggregate purchase price of $104.0 million, less $18.0 million subject to an earnout, $20.3 million of working capital adjustments, $1.5 million placed in a specified escrow account for potential purchase price adjustments, and an aggregate of $5.2 million placed in specified escrow accounts for the potential satisfaction of post-closing indemnification claims. The Company may receive the earnout of up to $18.0 million in cash proceeds based on the achievement of certain net revenue targets by Veritone One between January 1, 2025 and December 31, 2025.

After the Divestiture, the Company will have approximately 500 employees.

Term Loan Repayment

The Company will use net cash proceeds from the Divestiture to repay $30.5 million principal amount of its outstanding term loan, plus accrued interest and a prepayment premium in an aggregate amount of $3.3 million (collectively, the “Term Loan Repayment”). After giving effect to the Term Loan Repayment, $43.1 million aggregate principal amount will remain outstanding under the term loan and the Company will have approximately $27.3 million of cash and cash equivalents.

Press Release

On October 22, 2024, the Company issued a press release announcing the consummation of the Divestiture and the Term Loan Repayment. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Veritone, Inc. dated October 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Note Regarding Forward-Looking Statements

Statements and other information included in this Current Report on Form 8-K and exhibits hereto that are not historical facts, including statements about the Company’s use of proceeds from the Divestiture to make the Term Loan Repayment, the outstanding amount under the term loan after giving effect to the Term Loan Repayment, the amount of cash on hand after giving effect to the Term Loan Repayment, the ability of the Company to receive up to

$18.0 million in cash proceeds based on earnout provisions under the Agreement, and the number of employees of the Company after giving effect to the Divestiture, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the forward-looking statements for a number of reasons, including those identified in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including without limitation, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, and the Company’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: October 22, 2024	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer